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                                                                   Exhibit 10.12

                                               As of May 18, 2001

Mr. Ulysses S. Knotts, III
470 Montwicke Chase
Atlanta, GA 30327

                           Re:   Separation Agreement
                                 --------------------

Dear Uly:

                  This letter shall constitute a separation agreement (this "Agreement"), by and between Answerthink, Inc., a Florida corporation ("Answerthink"), and you with respect to the termination of your employment with Answerthink and the other matters set forth herein. In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Answerthink and you (sometimes hereafter referred to collectively as the "Parties") hereby agree as follows:

1.       Termination Without Cause.

         (a) Effective at the close of business on September May 18, 2001 (the "Effective Date"), your employment with Answerthink shall be deemed to have been terminated without cause, and you agree that you will have no right to nor will you have any expectation of further employment with Answerthink or any of its affiliates after the Effective Date. You represent and warrant that after the Effective Date you will not take any action to legally bind or obligate Answerthink.

         (b) You further agree that once all of the payments referred to in Section 2 of this Agreement have been made you shall have been paid all amounts in the nature compensation of any kind due and owing to you, whether pursuant to that certain Senior Management Agreement dated as of April 23,
                  1997 by and between you and Answerthink (the "Senior Management Agreement"), or that certain Employment Agreement dated as of June 2, 1998 by and between you and Answerthink (the "Employment Agreement") which amended and restated the employment related provisions of the Senior Management Agreement, or otherwise, including all wages, salary, commissions, bonuses, incentive payments, profit sharing payments, expense reimbursements, leave, severance pay, stock options or other securities or other benefits, in respect of your employment services for and on behalf of Answerthink. You further agree that the payments

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                  referred to in Section 2 of this Agreement, in addition to compensating you fully for all services rendered by you to Answerthink and its affiliates to date, include consideration for your promises contained in this Agreement.

         (c) Following the Effective Date, Answerthink will cooperate with you regarding COBRA and your 401-K account so that you will be able to avail yourself of the full benefits to which you are entitled under applicable law.

2.       Payment.

         (a) Answerthink agrees that on or before the next scheduled payroll payment date following the Effective Date it will pay you (less appropriate income and employment tax withholdings), to the extent not previously paid to you, any unpaid salary for your employment services by and on behalf of Answerthink through the Effective Date. In addition, Answerthink shall reimburse you for any business expenses incurred by you during your employment with Answerthink that has not yet been reimbursed to you.

         (b) Answerthink agrees that, unless you have violated the terms of this Agreement or the Employment Agreement, Answerthink will pay you THREE HUNDRED SEVEN THOUSAND SIX HUNDRED NINETY TWO AND 32/100 DOLLARS ($307,692.32USD) (less appropriate income and employment tax withholding) in sixteen semi-monthly installments in the amount of NINETEEN THOUSAND TWO HUNDRED THIRTY AND 77/100 DOLLARS ($19,230.77USD) (less appropriate income and employment tax withholding) in accordance with the regular Answerthink payroll cycle. Subject to the terms of this Agreement, Answerthink will commence payment of such installments on the first Answerthink regular payroll date following the Effective Date. In the event of your death prior to the final installment of such payments, any remaining payments will be made to your estate. You hereby agree to waive any right that you may have to any additional severance payments contained in Section 9 of the Employment Agreement or otherwise.

3. Non-Disclosure of This Agreement. Each of the Parties hereto, for the benefit of the other Party hereto, hereby agrees that from and after the date of such Party's execution and delivery of this Agreement, each such Party will not, directly or indirectly, provide to any person or entity any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement or to the terms and conditions hereof, except to (i) the extent that such disclosure is specifically required by applicable law or legal process;
         (ii) such Party's tax advisors as may be necessary for the preparation of tax returns or other similar reports required by law, (iii) such Party's attorneys as may be necessary to secure advice concerning the interpretation of this Agreement or to this Agreement in connection with the enforcement of; or (iv) members of your immediate family. Each Party agrees that prior to disclosing such information under parts
         (ii), (iii) or (iv) of this Section 3, such Party will inform the recipients that they are bound by the

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         limitations of this Section 3 and such disclosure will only be permitted if the recipient agrees to be bound by such limitations. Each Party further agrees that any disclosure of such information by any such recipients not in accordance with this Section 3 shall be deemed to be a disclosure by the disclosing Party in breach of this Agreement. Answerthink agrees not to provide to any third party (which term, for purposes hereof, shall not include Answerthink and its affiliates and their respective officers, directors, employees, securityholders and professional advisors) the terms of this Agreement or any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement unless Answerthink determines in good faith that it is specifically required to do so by applicable law or legal process.

4. Confidential Information; Noncompetition and Nonsolicitation. You agree that Sections 7 and 10 of the Employment Agreement relating to confidential information, noncompetition and nonsolicitation continue in full force and effect in accordance with the terms thereof and are not modified by the terms of this Agreement.

5. Return of Information. You further agree to cooperate fully with Answerthink in returning to Answerthink the originals and all copies of all files, materials, documents or other property relating to the business and affairs of Answerthink and its affiliates. You may retain only personal correspondence relating to the duties and responsibilities of your employment.

6. No Adverse Comment. You agree to coordinate with Answerthink's Chief Executive Officer any requests for employment references from Answerthink which in all cases will be limited to employment dates and titles held. Each Party hereto agrees that such Party will not make any disparaging statements, whether written, oral or electronically transmitted regarding the other Party and its affiliates and in the case of Answerthink its business and affairs, employees, agents, officers, directors and securityholders.

7. Breach or Violation. Each party agrees that in the event of a violation of the provisions of this Agreement by such Party, in addition to any damages allowed by law, the other Party hereto shall be entitled to injunctive relief. In the event of a judicial determination that any restriction contained in this Agreement is unreasonable, you and Answerthink agree that the court may modify such restriction to make it reasonable or eliminate such restriction prior to granting any injunctive relief.

8. Certain Additional Representations. Each of the Parties represents and warrants to the other Party that in executing this Agreement such party does not rely and has not relied upon any representation or statement made by the other Party or the Party's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

9.       Other Agreements.

         (a) Reference is made to that certain Restricted Securities Agreement dated as of April 23, 1997, among you, Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware Limited Partnership ("GTCR V"), Gator Associates, Ltd., A Florida

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                  limited partnership, MG Capital Partners II, L.P., a Delaware limited partnership, and Tara Ventures, Ltd., a British Virgin Islands corporation (the "Restricted Securities Agreement"). Answerthink hereby acknowledges and confirms that all shares of Answerthink common stock covered by the Restricted Securities Agreement and all shares of Answerthink common stock covered by sections 1 through 6 of the Senior Management Agreement are fully vested.

         (b) You further agree and acknowledge that, other than those grants noted below, no stock options have been granted to you as of the Effective Date, and that you claim no right to any option to purchase Answerthink stock, common or preferred, from Answerthink.

Grant Date                Number of Options
----------                -----------------

March 31, 1999            5,000

January 31, 2000          10,000

                           Remainder of page intentionally left blank.

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10.      Releases.

         (a) In consideration of the consideration paid to you hereunder, you hereby release Answerthink, its predecessors, successors present and former affiliates, subsidiaries, parents, related entities, officers, directors, members, managers, assigns, insurers, representatives, employees, agents, attorneys, and each of them, from any and all claims, demands, charges, complaints, liabilities, obligations, indemnities, promises, agreements, contracts, covenants, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, liens, debts and expenses, of whatever kind or nature in law, equity or otherwise, which you now possess, have possessed, or may in the future possess, against any of them, or to which you are or claim to be entitled, whether known or unknown, suspected or unsuspected, committed or omitted prior to the date of this Agreement arising from, or relating to, your employment with Answerthink, the termination of your employment with Answerthink, the Restricted Securities Agreement, the Employment Agreement and any matters related thereto or any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any of the releasees ("Knotts Released Claims"). The Knotts Released Claims include, but are not limited to, any action arising out of any foreign, federal, state or local constitution, statute, ordinance, regulation, or common law, including, but not limited to, those arising under the Age Discrimination In Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, The Equal Pay Act, The Americans With Disabilities Act, The Family and Medical Leave Act, The Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, and the provisions of any other laws regulating wages, hours and working conditions, any other foreign, federal, state or local laws prohibiting employment discrimination or otherwise regulating employment, any claim or claims for discrimination, failure to prevent discrimination, retaliation, failure to prevent retaliation, harassment, failure to prevent harassment, assault, battery, misrepresentation, fraud, deceit, invasion of privacy, breach of contract, breach of collective bargaining agreement, breach of quasi-contract, breach of implied contract, an accounting, wrongful or constructive discharge, breach of the covenant of good faith and fair dealing, libel, slander, negligent or intentional infliction of emotional distress, violation of public policy, negligent supervision, negligent retention, negligence, interference with business opportunity or with contracts, and any claim or claims for severance pay, bonus or similar benefit, sick leave, pension, retirement, retirement bonus, holiday pay, life insurance, health or medical insurance, reimbursement of health or medical costs, worker's compensation or disability. However, this release does not cover any obligations by Answerthink to make payments to you hereunder.

         (b) In consideration of this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Answerthink, for itself and on behalf of its subsidiaries and affiliates, hereby releases you, your successors, assigns, insurers, representatives, employees, agents, attorneys, heirs,

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                  administrators, executors, and each of them, from any and all claims, demands, charges, complaints, liabilities, obligations, indemnities, promises, agreements, contracts, covenants, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, liens, debts and expenses, of whatever kind or nature in law, equity or otherwise, which it now possesses, has possessed, or may in the future possess, against any of them, or to which it is or claims to be entitled, whether known or unknown, suspected or unsuspected, committed or omitted prior to the date of this Agreement arising from, or relating to, your employment by Answerthink, the termination of your employment with Answerthink, the Restricted Securities Agreement, the Employment Agreement and any matters related thereto, or any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any of the releasees (the "Answerthink Released Claims"). The Answerthink Released Claims include, but are not limited to, any action arising out of any foreign, federal, state or local constitution, statute, ordinance, regulation, or common law, including, but not limited to claims of misrepresentation, fraud, deceit, breach of contract, breach of quasi-contract, breach of implied contract, breach of the covenant of good faith and fair dealing, negligence, interference with business opportunity or with contracts, and inducing breach of contract. However, this release does not cover your obligations to comply with sections 7 and 10 of the Employment Agreement.

         (c) Each of you and Answerthink recognizes that, except as limited herein, this is a full and final release of any and all claims which they, their heirs, successors and assigns have made, or could have made, against one another, arising from the Answerthink Released Claims and the Knotts Released Claims, as applicable.

         (d) You warrant to Answerthink that you have not assigned or transferred any of the Knotts Released Claims. Answerthink represents and warrants to you that it has not assigned or transferred any of the Answerthink Related Claims.

         (e) You acknowledge and understand that you have twenty-one (21) days after the foregoing date within which to consider this Agreement, including the Knotts Released Claims, before signing it. You understand that you have been given the opportunity to and you have in fact consulted with legal counsel of your own choosing and that if you sign this Agreement prior to the twenty-first day, you do so on a purely voluntary basis.

         (f) You further understand that for a period of seven (7) days after you sign this Agreement, which includes this the Knotts Released Claims, that you may revoke or cancel it by written notification to Answerthink and by returning any sums paid to you under this Agreement, and that this Agreement, including the Release of Claims in this Section 10, will not become effective or enforceable until that seven-day period has passed.

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11.      Entire Agreement. This Agreement contains the entire understanding and agreement the Parties relating to the subject matter of this Agreement and it supersedes any and all prior and/or contemporaneous understandings and agreements with respect to such subject matter, all of which are merged herein. This Agreement may not be altered or amended except by an instrument in writing signed by both of the Parties hereto.

12. No Admission. The Parties agree that nothing contained in this Agreement shall constitute or be treated as an admission or acknowledgment of any liability or wrongdoing by either Party to the other Party hereto and such Party's affiliates.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to its conflicts or choice of law principles. The Parties agree that the exclusive venue for the resolution of any disputes arising out of or relating to the Agreement shall be the state courts of the State of Florida and the federal courts of the United States of America located in Miami-Dade County, Florida, and each of the Parties hereby consents to the jurisdiction of said courts with respect to any such disputes. The Parties further acknowledge that they have each participated in the preparation of this Agreement with legal counsel chosen by such Party and that this Agreement shall be construed and interpreted without any presumption against either Party.

14. Waiver. Neither the waiver by either party of a breach of or default under any of the provisions of this Agreement, nor the failure of such Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a wavier of any provisions, rights or privileges hereunder. A waiver of any provision of this Agreement shall only be effective if evidenced by a written instrument signed by the Party granting any such waiver.

15. Further Assurances. The Parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested by the other Party hereto in writing in order to fully effectuate the purposes, terms, and conditions of this Agreement.

16. Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by either Party without the prior written consent of the other Party, except that the assignment of this Agreement by Answerthink to any corporation which acquires a controlling interest in Answerthink common stock or all or substantially all of the assets of Answerthink pursuant to a sale of Answerthink's business shall constitute a permitted assignment of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns.

17. Notice. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either Party to other Party pursuant to this Agreement or in any way relating to this Agreement shall be in writing and shall be effective delivery if hand-delivered; or if mailed by first class, registered, or certified mail (return receipt requested, postage prepaid) four (4) business day after being so

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         mailed to such Party at the address set forth on the first page hereof.
         Either Party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent.

18. Voluntary Agreement. You acknowledge that you have carefully read and fully understand this Agreement and execute it voluntarily and without coercion.

                  Please signify your acceptance of and agreement to the terms and provisions contained herein by executing this Agreement in the space provided below and returning a signed original copy to Answerthink.

                                               ANSWERTHINK, INC.

                                               By: /s/ Ted A. Fernandez
                                                  -----------------------------
                                                  Name:
                                                  Title: Chief Executive Officer

                                                Date:  May 18, 2001
                                                     --------------------------

                                                /s/ Witness
                                                -------------------------------
                                                Witness

Accepted and agreed to:

/s/ Ulysses S. Knotts, III
----------------------------------
Ulysses S. Knotts, III

Date: May 18, 2001
     -----------------------------

/s/ Witness
----------------------------------
Witness

By signing, Mr. Knotts hereby expressly waives the 21-day review period provided for in Section 10(e).

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